WORLD PAGES
                        FIND ANYTHING. ANYONE. ANYWHERE.

                            HTTP://WWW.WORLDPAGES.COM



                      RIGL CORPORATION, RESELLER AGREEMENT

Web YP, Inc., a Texas corporation, (World Pages) publishes a comprehensive electronic directory service on the world wide web that provides access to the names, addresses phone numbers and other information about individuals and businesses in the United States and other parts of the world.

RIGL Corporation, via the URL's. Yellow-Page.Net & YP.net1 is engaged in the business of specialized Internet advertising through its own sales force and has to established in conjunction with World Pages, a co-branded Internet directory for distribution to RIGL Corporations' customers as hereinafter provided. The RIGL Corporation relationship with World Pages is that of an independent contractor.

The term of this agreement is 1 year. At each anniversary of the date of execution, the term will be automatically extended by one additional year, unless World Pages gives RIGL Corporation written notice of cancellation 60 days prior to any anniversary date. RIGL Corporation may cancel this agreement at any time by giving written notice to Web YP, inc. (World Pages) at least 60 days in advance of the date selected for this agreement to expire.

Effective August 15,1999 and forward for the 12-month length of this agreement, RIGL Corporation, agrees to pay an annual fee of $24,000.00 for the hosting of its' complete volume of mini-sites on the RIGL Corporation, Yellow-Page.Net & YP.net co-branded sites. Payments are due at $2000.00 per month, with the first payment due September 15,1999. Subsequent payments are due on the 15th of each month in which this agreement is in force, net 10 days. Late payments will be charged at 1112 % interest. (No interest is due for the month of September, since World Pages has billed RIGL
Corporation,  Yellow-Page.Net  late.)

RIGL CORPORATION, YELLOW-PAGE.NET MAY NOT USE WORLDPAGES' TRADEMARKS, TRADENAMES OR OTHER SYMBOLS WITHOUT PRIOR AND WRITTEN APPROVAL OF WORLDPAGES AND AGREES NOT TO REGISTER ANY TRADEMARKS, TRADENAMES OR SYMBOLS OF WORLDPAGES (OR WHICH ARE CONFUSINGLY SIMILAR TO THOSE OF WORLD PAGES.) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF WORLDPAGES FOR DAMAGES OR ALLEGED DAMAGES


                                                                               1
WEB YP, INC~, 291 GEARY ST., SUITE 310, SAN FRANCISCO, CA. 94102 PH 415~782~680O
                                FAX 415~782~6801
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HEREUNDER(1)  WHETHER  IN  CONTRACT(1)  TORT  OR  ANY  OTHER  LEGAL  THEORY
IS  LIMITED  TO)  AND  WILL  NOT  EXCEED)  THE  AMOUNTS  ACTUALLY  PAID  BY
CONTENT  PROVIDER  TO  WORLPAGES  HEREUNDER.


YP.NET,  INC
-------------
4840  EAST  JASMINE  STREET  SUITE  105
MESA(1)  AZ  85205
TELEPHONE:     480  654-9646
FAX:     480  654-9727

SIGNATURE   WILLIAM  O'NEAL          DATE  11/8/99
          -------------------------

TITLE  PRESIDENT



WORLD  PAGES  /WEB  YP  INC.
291  GEARY  STREET)  SUITE  310
SAN  FRANCISCO(1)  CA  94102
TELEPHONE.  415  2~7B~6~00
FAX:     415  782-6861/

SIGNATURE  FREDERICK  KLEIN    DATE:  11/1/99
           ----------------
FREDERICK  KLEIN  PRESIDENT


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